                                                                   EXHIBIT 10(t)



================================================================================

                               PURCHASE AGREEMENT

                                     among

                             UNITED RENTALS, INC.,

                        UNITED RENTALS OF CANADA, INC.,

                             ACCESS RENTALS, INC.,

                             REINHART LEASING, LLC

                                      and

                    THE STOCKHOLDERS OF ACCESS RENTALS, INC.



                          Dated as of January 22, 1998

================================================================================

                               TABLE OF CONTENTS

ARTICLE I

SALE AND PURCHASE.....................................................   1
     1.1  Sale and Purchase of the Subsidiary Shares..................   1
     1.2  Sale and Purchase of Shares.................................   2
     1.3  Sale and Purchase of Assets.................................   2
     1.4  Assumed Obligations; Retained Liabilities...................   2

ARTICLE II
PURCHASE CONSIDERATION................................................   2
     2.1  Amount of Purchase Price....................................   2
     2.2  Adjustments to the Purchase Price...........................   3
     2.3  Escrow......................................................   6
     2.4  Collection of Receivables...................................   7

ARTICLE III
CLOSING...............................................................   7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS                            8
     4.1  Organization and Good Standing..............................   8
     4.2  Authorization of Agreement..................................   8
     4.3  Capitalization..............................................   9
     4.4  Subsidiaries................................................   9
     4.5  Corporate Records...........................................   9
     4.6  Conflicts; Consents.........................................  10
     4.7  Ownership and Transfer of Shares............................  10
     4.8  Financial Statements........................................  10
     4.9  No Undisclosed Liabilities..................................  11
     4.10 Absence of Certain Developments.............................  11
     4.11 Taxes    13
     4.12 Real Property...............................................  15
     4.13 Tangible Property; Assets...................................  16
     4.14 Intangible Property.........................................  16
     4.15 Material Contracts..........................................  17
     4.16 Employee Benefits...........................................  18
     4.17 Labor; Personnel............................................  20
     4.18 Litigation..................................................  20
     4.19 Compliance with Laws; Permits...............................  21
     4.20 Environmental Matters.......................................  21
     4.21 Insurance...................................................  22
     4.22 Related Party Transactions..................................  22

     4.23 Banks.......................................................  23
     4.24 Product Quality, Warranty Claims, Product Liability.........  23
     4.25 Investment Intention........................................  23
     4.26 No Misrepresentation........................................  24
     4.27 Brokers; Finders............................................  24

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF URI                                   24
     5.1  Organization and Good Standing..............................  24
     5.2  Authorization of Agreement..................................  24
     5.3  Conflicts; Consents of Third Parties........................  25
     5.4  Litigation..................................................  25
     5.5  Investment Intention........................................  25
     5.6  Stock Consideration.........................................  25
     5.7  Brokers; Finders............................................  25

ARTICLE VI
COVENANTS.............................................................  26
     6.1  Access to Information.......................................  26
     6.2  Publicity; Non-disclosure...................................  26
     6.3  Use of Name.................................................  26
     6.4  Records.....................................................  27
     6.5  Senior Managers; Bonuses....................................  27
     6.6  Release of Guarantees.......................................  27

ARTICLE VII
CLOSING DELIVERIES....................................................  27
     7.1  Closing Deliveries of ARI...................................  27
     7.2  Closing Deliveries of URI Sub...............................  28
     7.3  Closing Deliveries of the Sellers...........................  28
     7.4  Closing Deliveries of URI...................................  29

ARTICLE VIII
INDEMNIFICATION; TAX MATTERS..........................................  30
     8.1  Indemnification.............................................  30
     8.2  Survival of Representations and Warranties..................  31
     8.3  Limitations on Indemnification..............................  31
     8.4  Non-Tax Indemnification Procedures..........................  32
     8.5  Right of Set-Off............................................  34
     8.6  Tax Indemnification and Related Matters.....................  34
     8.7  Tax Treatment of Indemnity Payments.........................  37

ARTICLE IX
MISCELLANEOUS.........................................................  37

     9.1  Rules of Construction; Certain Definitions..................  37
     9.2  Payment of Sales, Use, Transfer or Similar Taxes............  42
     9.3  Bulk Sales Laws.............................................  42
     9.4  Expenses....................................................  42
     9.5  Specific Performance........................................  42
     9.6  Further Assurances..........................................  43
     9.7  Entire Agreement; Amendments and Waivers....................  43
     9.8  Governing Law...............................................  43
     9.9  Section Headings............................................  43
     9.10 Notices.....................................................  43
     9.11 Severability................................................  44
     9.12 Binding Effect; Assignment..................................  44
     9.13 No Third Party Beneficiaries................................  45
     9.14 Sellers' Representative.....................................  45

                              PURCHASE AGREEMENT
                              ------------------

   PURCHASE AGREEMENT, dated as of January 22, 1998 (this "Agreement"), among United Rentals, Inc., a Delaware corporation ("URI"), United Rentals of Canada, Inc., an Ontario, Canada corporation and wholly-owned subsidiary of URI ("URI Sub"), Access Rentals, Inc., a New York corporation ("ARI"), Reinhart Leasing, LLC, a New York limited liability company ("Reinhart Leasing"), and the stockholders of ARI executing a signature page hereto (the "Stockholders" and, together with Reinhart Leasing, the "Sellers").

                              W I T N E S S E T H:
                              -------------------

   WHEREAS, ARI, its wholly-owned subsidiary Access Lift Equipment Inc., a Canadian corporation (the "Subsidiary"), and its affiliate, Reinhart Leasing, are engaged in the equipment rental business;

   WHEREAS, the Stockholders own an aggregate of 100 shares of Class A Voting Common Stock, par value $1.00 per share, of ARI, and 9,900 shares of Class B Nonvoting Common Stock, par value $1.00 per share, of ARI (such 10,000 shares of common stock of ARI are hereinafter collectively referred to as the "Shares"), constituting all of the issued and outstanding shares of capital stock of ARI;

   WHEREAS, ARI desires to sell to URI Sub, and URI Sub desires to purchase from ARI, all of the issued and outstanding shares of capital stock of the Subsidiary (the "Subsidiary Shares"), for the purchase price and upon the terms and conditions hereinafter set forth;

   WHEREAS, the Stockholders desire to sell to URI, and URI desires to purchase from the Stockholders, all of the Shares, and Reinhart Leasing desires to sell to URI, and URI desires to purchase from Reinhart Leasing, the Assets of Reinhart Leasing, in each case, for the purchase price and upon the terms and conditions hereinafter set forth; and

   WHEREAS, certain terms used in this Agreement are defined in Section 9.1.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                   ARTICLE I
                               SALE AND PURCHASE

   1.1  Sale and Purchase of the Subsidiary Shares.  At the Closing (as
        ------------------------------------------
hereinafter defined), upon the terms and subject to the conditions contained herein, ARI shall sell, assign, transfer, convey and deliver to URI Sub, free and clear of all Liens, and URI Sub shall purchase from ARI, all of the Subsidiary Shares.

   1.2  Sale and Purchase of Shares.  At the Closing, immediately following the
        ---------------------------
sale and purchase of the Subsidiary Shares pursuant to Section 1.1 and upon the terms and subject to the conditions contained herein, the Stockholders shall sell, assign, transfer, convey and deliver to URI, free and clear of all Liens, and URI shall purchase from the Stockholders, all of the Shares.

   1.3  Sale and Purchase of Assets.  At the Closing, immediately following the
        ---------------------------
sale and purchase of the Subsidiary Shares pursuant to Section 1.1 and upon the terms and subject to the conditions contained herein, Reinhart Leasing shall sell, assign, transfer, convey and deliver to URI, free and clear of all Liens, and URI shall purchase from Reinhart Leasing, all of Reinhart Leasing's right, title and interest in and to the Assets, such sale and transfer to be evidenced by a Bill of Sale substantially in the form of Exhibit A hereto (the "Bill of
                                               ---------
Sale") and by such other instruments of transfer and assignment as URI may from time to time reasonably request in order to evidence and more formally vest in URI, as of the Closing, title to the Assets which are owned, and a valid and assignable leasehold or other contractual interest in the Assets which are leased or otherwise held under Contract, by Reinhart Leasing.

   1.4  Assumed Obligations; Retained Liabilities.  From and after the Closing,
        -----------------------------------------
and prorated from and as of the Closing Date, URI shall assume, perform and discharge the obligations and liabilities of Reinhart Leasing under the
equipment lease with KeyCorp     Leasing Ltd. dated August 5, 1994 with ARI and
Equipment Schedule #1 thereto dated June 28, 1996 with Reinhart Leasing (lease #11074) (collectively, the "Assumed Obligations") pursuant to an Assumption Agreement substantially in the form of Exhibit B hereto (the "Assumption
                                       ---------
Agreement"); provided that URI shall have received all necessary consents with
             --------
respect to the assignment thereof to URI. No other liabilities or obligations of Reinhart Leasing are expressly or by implication being assumed by URI under this Agreement. Without limiting the generality of the preceding sentence, Reinhart Leasing shall retain and remain responsible for all Retained Liabilities.


                                   ARTICLE II
                             PURCHASE CONSIDERATION

   2.1  Amount of Purchase Price.
        ------------------------

        (a) Subsidiary Shares.  The aggregate purchase price for the Subsidiary
            -----------------
Shares shall be $1,000,000, payable in cash.

        (b)  Shares and Assets.  The aggregate purchase price for the Shares,
             -----------------
the Assets and the Non-Competition Agreements shall be (i) $86,507,600, which amount shall be (x) decreased by the amount of the Closing Date Debt (as defined in Section 2.2(a)) and (y) subject to further adjustment pursuant to the provisions of
Section 2.2 (as so adjusted, the "Purchase Price") plus (ii) a warrant issued substantially the form of Exhibit C hereto (the "Warrant") to purchase an
                          ---------
aggregate of 30,000 shares of URI Common Stock. The Purchase Price shall be payable as follows: (A) $79,907,600 shall be paid in cash (the "Cash Component") and allocated among the Sellers in accordance with Schedule 2.1(b)(A), of which aggregate amount $5,500,000 (the "Escrow Amount") will be deposited in escrow as described in Section 2.3, and (B) URI shall issue (I) an aggregate of 347,369 shares of URI Common Stock (the "Stock Component") to the Sellers, allocated as set forth on Schedule 2.1(b)(A), and (II) the Warrant

        (c)  Purchase Price Allocation.  The Purchase Price and the Warrant
             -------------------------
shall be allocated among the Shares, the Assets and the Non-Competition Agreements in accordance with Exhibit D hereto. Subject to the requirements of
                              ---------
any applicable Tax law, all Tax Returns and reports filed by URI and the Sellers shall be prepared consistently with such allocation. In the event any purchase price adjustments are made hereunder, the parties hereto agree to adjust such allocation to reflect such purchase price adjustment and to file consistently any Tax Returns and reports required as a result of such purchase price adjustment.

   2.2  Adjustments to the Purchase Price.  The Purchase Price was or shall be
        ---------------------------------
adjusted as follows:

        (a) Closing Date Debt. The "Closing Date Debt" shall be as set forth on Schedule 2.2(a) and shall include (i) the amount of the aggregate debt (excluding trade payables) of ARI and the Subsidiary, and of Reinhart Leasing to the extent such debt constitutes an Assumed Obligation, outstanding on the close of business on January 21, 1998 (the "Accounting Date") to be repaid by URI at or immediately after the Closing and all prepayment penalties incurred or to be incurred by URI and URI Sub in connection with the repayment of any such debt;
(ii) the amount of the aggregate debt (excluding trade payables) of ARI and the Subsidiary, and of Reinhart Leasing to the extent such debt constitutes an Assumed Obligation, outstanding on the Accounting Date which will remain outstanding obligations of ARI, the Subsidiary or URI after the Closing Date, including in each case all interest thereon accrued through and including the Accounting Date; and (iii) the aggregate amount of the present value of all capitalized lease obligations (determined in accordance with GAAP) of ARI and the Subsidiary, and of Reinhart Leasing to the extent such obligations constitute Assumed Obligations. Schedule 2.2(a) includes wire transfer instructions for creditors whose Closing Date Debt will be repaid by URI, and attached to Schedule 2.2(a) are pay-off letters or instructions from such creditors.

        (b)  Equipment Adjustment.  The Rental Asset Listings attached as
Schedule 2.2(b)(i) set forth the asset description, make, model, original cost and net book value of all rental equipment and inventory held for rent to customers and related transportation equipment (collectively, the "Equipment") of ARI, the Subsidiary and Reinhart Leasing

(A) as of March 31, 1997 (the "3/31/97 RAL"), and (B) as of the Accounting Date, which Accounting Date RAL identifies and reflects all purchases and sales of Equipment by the Company, the Subsidiary and Reinhart Leasing since March 31, 1997 (the "Closing Date RAL"), in each case, as used in the preparation of the Balance Sheets (as defined in Section 4.8). The Equipment reflected on the Closing Date RAL is Rental Ready (as defined below). The Purchase Price shall be (i) reduced for each item of Equipment listed on the 3/31/97 RAL which is missing (or non-existing), not Rental Ready, has been sold or is otherwise not available for rent to customers, and (ii) increased by the cost of each item of Equipment (including freight charges) not listed on the 3/31/97 RAL that was purchased between March 31, 1997 and the Closing Date, excluding approximately $600,000 of purchases of additional equipment for the Rent-It location consisting of six Genie S-60 units, four Z-45/22 units and one JL600S unit (collectively, the "Equipment Adjustment"). An estimated Equipment Adjustment shall be made on the Closing Date based on a comparison of the 3/31/RAL and the Closing Date RAL (the "Closing Date Equipment Adjustment"). Within 45 days following the Closing Date, URI shall complete a physical inventory of each item of Equipment on the Closing Date RAL, including by visiting renters' locations as necessary to inspect such Equipment, and the Purchase Price shall be further decreased or increased, if and as necessary, based on the Equipment Adjustment resulting from the findings of URI's physical inventory (the "Post Closing Equipment Adjustment"). The reduction in the Purchase Price described in clause
(i) of the definition of "Equipment Adjustment" above shall be calculated by the aggregate fair market value (as determined by URI and the Representative) of all missing or unavailable Equipment and at the lesser of (x) the repair cost and
(y) the replacement cost for all non-Rental Ready Equipment, but the Purchase Price shall only be reduced by the extent that the aggregate fair market value (determined as aforesaid) of all such missing, sold or unavailable Equipment, plus the repair/replacement costs of all such non Rental Ready Equipment, exceeds $25,000. In the event of a Purchase Price reduction due to a Post Closing Equipment Adjustment, the Sellers shall pay URI the amount of such adjustment and URI shall be entitled to be paid out of the Escrow Amount, and URI and the Sellers shall give instructions to the Escrow Agent to pay, an amount equal to such adjustment within five Business Days of completion of the determination of the Equipment Adjustment. In the event of a Purchase Price increase due to a Post Closing Equipment Adjustment, URI shall pay the Representative the amount of such adjustment, net of any reductions to the Purchase Price as a result of any provision of this Article II, not less than 120 but not more than 150 days following the Closing Date. For purposes of this Agreement, an item of Equipment is "Rental Ready" only if all required maintenance (other than routine maintenance) has been performed and it does not require any repairs that would cost in excess of $750 per item. The parties agree that the items of Equipment listed in Schedule 2.2(b)(ii) shall not give rise to an Equipment Adjustment solely by reason of their failure to be Rental Ready. Any disputes as to the physical count, fair market value or Rental Readiness of any item of Equipment will, if possible, be resolved while the physical inventory of such Equipment is being taken. Any disputes not so resolved within 15 days shall be resolved by an independent third party mutually acceptable to URI and the Representative or, if URI and the Representative cannot agree on the designation of such independent third party within five Business Days, by the Independent Firm, whose determination shall be final, binding and conclusive on the parties hereto. Unless otherwise agreed to by URI in writing, operating leases entered into by ARI, the Subsidiary or Reinhart Leasing shall not cause an adjustment to the Purchase Price pursuant to an Equipment Adjustment.

        (c)  [Intentionally Omitted].

        (d) Net Current Position Adjustment. Schedule 2.2(d) sets forth the estimated consolidated Net Current Position (as hereinafter defined) of ARI, the Subsidiary and Reinhart Leasing at the Accounting Date (the "Projected Net Current Position"), which Schedule the Sellers represent and warrant to URI has been prepared on a basis consistent with the Balance Sheets, subject to the adjustments detailed on such Schedule. The Purchase Price shall be increased by the amount shown as a positive balance on Schedule 2.2(d), or decreased by the amount shown as a negative balance on Schedule 2.2(d). Promptly following the Closing Date (but in any event no later than 90 days after the Closing Date), URI shall prepare (on a basis consistent with the preparation of Schedule 2.2(d)) and deliver to the Representative a schedule showing the actual consolidated Net Current Position of ARI and the Subsidiary at the Accounting Date and after giving effect to the contribution and assignment by URI to ARI immediately following the Closing of the Assets and the Assumed Liabilities (the "Closing Net Current Position"). If the Sellers agree with the Closing Net Current Position, it shall be accepted as final, binding and conclusive on the parties hereto. If a notice of objection to the Closing Net Current Position is given by the Sellers within 15 days after their receipt of such schedule specifying any objections they may have (an "Objection Notice"), the Sellers and URI shall attempt to reconcile such items as are in dispute. If the Sellers and URI are unable to reconcile all such items within 15 days after the date on which the Objection Notice is given, then such items as remain in dispute shall be resolved by an independent third party mutually acceptable to URI and the Sellers or, if the parties cannot agree on the designation of such independent third party within five Business Days, by the Independent Firm, whose determination shall be final, binding and conclusive on the parties hereto. If the Closing Net Current Position is greater than the Projected Net Current Position, then URI shall pay to the Sellers the amount of such excess. If the Closing Net Current Position is less than the Projected Net Current Position, the amount of such shortfall shall be deducted from the Purchase Price by payment from the Escrow Amount or, if such amount is insufficient, the Sellers shall pay to URI the amount of such shortfall.

        As used in this Agreement, the term "Net Current Position" means, with respect to any Person, the difference between the (A) aggregate current assets (including cash and cash equivalents (including, in the case of ARI, the cash received on the Accounting Date in consideration of the sale of Subsidiary Shares to URI Sub pursuant to Section 1.1 hereof)), advances, unearned premiums, notes receivable, prepaid expenses and deposits, the fair market value of merchandise inventory (but not parts) held for resale, manufacturers' credits for warranty work performed prior to the Accounting Date, 68% of the Alternative Minimum Tax credit of such Person as of the Accounting Date, 90% of the net operating loss carryforward of the Subsidiary as of the Accounting Date for Canadian federal and Ontario provincial Tax purposes and, with respect to operating leases of equipment for which such Person is a lessee, the net reduction in the amortizable principal balance from the original purchase price to the lessee for such equipment as set forth in the lease, which net reductions are identified and individually quantified on
Schedule 2.2(d), but excluding accounts receivable, and (B) aggregate current liabilities (excluding the current portion of long-term debt) of such Person.

        (e) The fees and expenses hereunder of the Sellers' accountants and URI's accountants shall be paid by the Sellers and URI, respectively, and those of the independent firms selected pursuant to Section 2.2(b) or 2.2(d) shall be paid one-half by URI and one half by the Sellers.

        (f) The parties agree that any deferred Tax obligations of ARI, the Subsidiary or Reinhart Leasing, computed in accordance with GAAP, shall not be included in the computation of any Purchase Price adjustment pursuant to the foregoing provisions of this Section 2.2; it being understood that the Sellers shall remain solely responsible for all Tax liabilities of ARI, the Subsidiary and Reinhart Leasing for all periods through and including the Accounting Date.

   2.3  Escrow.  (a) The Escrow Amount shall be deposited with State Street Bank
        ------
and Trust Company (the "Escrow Agent") pursuant to, and shall be held, applied and disbursed in accordance with, an escrow agreement substantially in the form of Exhibit E-1 hereto (the "Escrow Agreement"). All interest and dividends
   -----------
earned on the Escrow Amount during the term of the escrow shall be paid to the parties entitled, pursuant to the provisions hereof, to such Escrow Amount on a pro rata basis in relation to such entitlements.

        (b) It is acknowledged and agreed that the adjustments made to the Purchase Price on the Closing Date were based on estimates prepared by the Sellers and delivered to URI. To the extent that the aggregate amount of the adjustments pursuant to Section 2.2, as subsequently determined, exceed the Escrow Amount, the Sellers, jointly and severally, shall pay to URI any such deficiency by wire transfer of immediately available funds not later than five Business Days after calculation of such deficiency. Notwithstanding anything in this Article II, URI shall not be limited to the Escrow Amount as a sole remedy in the event that any Purchase Price adjustment exceeds the Escrow Amount.


   2.4  Collection of Receivables.  On the Closing Date, URI shall deposit
        -------------------------
$10,000,000 (the "Receivables Escrow Amount") with the Escrow Agent pursuant to an escrow agreement substantially in the form of Exhibit E-2 hereto (the
                                              -----------
"Receivables

Escrow Agreement"). The Sellers represent and warrant that all of the accounts receivable (including earned but not yet billed receivables) of ARI and the Subsidiary existing as of the Closing Date (the "Receivables") have arisen from bona fide transactions in the ordinary course of business consistent with past practice, are good and valid, and will be collectable by ARI, URI Sub and URI at the aggregate recorded amounts thereof not later than 120 days after the Closing Date. URI shall instruct the Escrow Agent to pay to the Representative, on a weekly basis, out of the Receivables Escrow Amount an amount equal to the amount of Receivables collected by ARI and the Subsidiary between the Closing Date and the date that is 120 days following the Closing Date and, to the extent the Receivables Escrow Amount is insufficient to cover such payments, URI shall cause ARI and/or the Subsidiary to pay the Representative the amount of such shortfall upon completion of such 120 day period. On the 120th day following the Closing Date, URI shall provide to the Representative a reconciliation of the outstanding uncollected Receivables as of such date. The parties will agree to such reconciliation and to the extent any Receivables existing on the Closing Date remain outstanding following such 120 day period, URI shall be entitled to be paid, and the parties hereto shall give instructions to the Escrow Agent to pay, out of the Receivables Escrow Amount an amount (on a dollar-for-dollar basis) equal to the Receivables remaining unpaid at such time (provided that no additional payment is due to URI from ARI or Subsidiary if the Receivables remaining unpaid at such time shall exceed the remaining Receivables Escrow Amount). Upon receipt of such payment in respect of unpaid Receivables, URI shall assign such unpaid Receivables to the Representative. For a period of 120 days following the Closing Date, URI and URI Sub shall cause ARI and the Subsidiary to take all reasonable commercial action, consistent with past practice, to collect the Receivables and, upon any assignment to the Representative of any uncollected Receivables pursuant to the preceding sentence, URI and URI Sub shall cause ARI and the Subsidiary to continue to use reasonable commercial efforts, at the Representative's cost and expense (including a reasonable allocation of the cost of ARI and Subsidiary personnel), to collect the Receivables on behalf of the Representative for a period to end not later than the first anniversary of the Closing Date. Unless otherwise specified by the customer (in any remittance or otherwise) (i) collected Receivables will be applied against invoices on a "FIFO" basis and
(ii) remittances from a customer received by ARI in respect of receivables that arose after the Closing Date shall be first applied against the Receivables of such customer, if any. All interest and dividends earned on the Receivables Escrow Amount during the term of the escrow shall be paid to the party entitled, pursuant to the provisions hereof, to such Receivables Escrow Amount on a pro rata basis in relation to such entitlement.


                                  ARTICLE III
                                    CLOSING


   The closing of the sale and purchase of the Subsidiary Shares, the Shares and the Assets provided for in Article I hereof (the "Closing") took place concurrently with the execution and delivery of this Agreement at 10:00 a.m., New York City time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on January 22, 1998 (the "Closing Date"), at which Closing the parties also executed and delivered the items described in Article VII hereof.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

   The Sellers hereby jointly and severally represent and warrant to URI and URI Sub that as of the close of business on the Accounting Date:

   4.1  Organization and Good Standing.  ARI is a corporation duly organized,
        ------------------------------
validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Reinhart Leasing is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each of ARI, the Subsidiary and Reinhart Leasing is duly qualified and authorized to do business as a foreign corporation in each jurisdiction listed on Schedule 4.1, which listed jurisdictions are (except as set forth on such Schedule) the only jurisdictions where the nature of their respective businesses or operations, or their respective ownership or leasing of property, requires such qualification or authorization (other than any jurisdiction where the failure to be so qualified or authorized would not result in a Material Adverse Change).

   4.2  Authorization of Agreement.  ARI and Each Seller has all requisite
        --------------------------
(corporate, limited liability company, partnership, trust or otherwise) power, authority and legal capacity to execute and deliver this Agreement and each other Seller Document to which such Person is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Seller Documents have been duly authorized by all requisite action (corporate, limited liability company, partnership, trust or otherwise) on the part of ARI and the Sellers. This Agreement and each of the other Seller Documents have been duly and validly executed and delivered by ARI and each Seller party thereto and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each of the other Seller Documents constitutes legal, valid and binding obligations of ARI and each Seller party thereto, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   4.3  Capitalization.  The authorized capital stock of ARI consists of 100
        --------------
shares of Class A Voting Common Stock, par value $1.00 per share ("Class A Stock"), and 10,000 shares of Class B Nonvoting Common Stock, par value $1.00 per share ("Class B Stock"), of which, as of the date hereof, there are 100 shares of Class A Stock issued and outstanding and 9,900 shares of Class B Stock issued and outstanding. All of the issued and outstanding shares of capital stock of ARI were duly authorized for issuance, are validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights of any Person. The Shares being acquired by URI hereunder constitute all of the outstanding shares of capital stock of ARI. There is no existing option, warrant, call, right, commitment or other agreement of any character to which any Stockholder or ARI is a party requiring, and there are no securities of ARI outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of ARI or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of ARI. There are no voting trust or other agreements with respect to any shares of capital stock of ARI or any agreements relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of ARI.

   4.4  Subsidiaries.  The Subsidiary is the only Person in or of which ARI owns
        ------------
any stock, limited liability company membership, partnership or other equity interest. The Subsidiary does not own any stock, limited liability company membership, partnership or other equity interest in any Person. The authorized capital stock of the Subsidiary is unlimited. As of the date hereof, there are 1,500 issued and outstanding shares of the Subsidiary's capital stock, all of which shares are validly issued, fully paid and non-assessable and are owned beneficially and of record by ARI, free and clear of any and all Liens. No shares of capital stock are held by the Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which the Subsidiary is a party requiring, and there are no convertible or exchangeable securities of the Subsidiary outstanding which upon conversion or exchange would require, the issuance of any additional shares of capital stock or other equity interests of the Subsidiary or other securities convertible into or exchangeable for shares of capital stock or other equity interests of the Subsidiary or other equity security of the Subsidiary. The Subsidiary has all requisite corporate power and authority to own its properties and carry on its business as presently conducted. ARI has the power and authority to sell, transfer, assign and deliver the Subsidiary Shares to URI Sub as provided in this Agreement, and such delivery will convey to URI Sub good and marketable title to the Subsidiary Shares, free and clear of any and all Liens.

   4.5  Corporate Records.  The Stockholders have delivered to URI true, correct
        -----------------
and complete copies of the certificate of incorporation of ARI and the Subsidiary, certified by the Secretary of State of their respective jurisdictions of incorporation, and the by-laws of ARI and the Subsidiary, each certified by their respective corporate secretaries. The minute books of ARI and the Subsidiary made available to URI contain complete and accurate records in all material respects of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of ARI and the Subsidiary. The stock certificate books and stock transfer ledgers of ARI and the Subsidiary delivered to URI are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of ARI and the Subsidiary prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

   4.6  Conflicts; Consents.  None of the execution, delivery or performance by
        -------------------
the Sellers of this Agreement and the other Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Sellers with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation, by-laws or comparable organizational documents of ARI or the Subsidiary, the certificate of formation, limited liability company agreement or comparable organizational or governing documents of Reinhart Leasing, or the trust documents of any Stockholder; (b) except as set forth on Schedule 4.6, with notice, lapse of time or both, conflict with, violate, result in the breach or termination of, constitute a default or give rise to the right to accelerate the rights or obligations of any Person under any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any Seller, ARI or the Subsidiary is a party or by which any of them or any of their respective properties or assets is bound; (c) violate any statute, rule, regulation, order or decree of any Governmental Body by which any Seller, ARI or the Subsidiary is bound; or (d) result in the creation of any Lien upon the properties or assets of any Seller, ARI or the Subsidiary. Except as set forth on Schedule 4.6 hereto, and except for any required filings under the HSR Act, no consent, waiver, approval, Order, Permit or authorization of, declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Seller, ARI or the Subsidiary (pursuant to any Law, Material Contract (as defined in Section 4.15) or otherwise) in connection with the execution and delivery of this Agreement or the other Seller Documents, consummation of the transactions contemplated hereby or thereby or the compliance by the Sellers with any of the provisions hereof or thereof.

   4.7  Ownership and Transfer of Shares.  Schedule 4.7 sets forth the ownership
        --------------------------------
of the outstanding Shares by the Stockholders. Each Stockholder is the record and beneficial owner of all of the Shares indicated on Schedule 4.7 as being owned by such Stockholder, free and clear of any and all Liens. Each Stockholder has the power and authority to sell, transfer, assign and deliver the Shares to URI as provided in this Agreement, and such delivery will convey to URI good and marketable title to the Shares, free and clear of any and all Liens.

   4.8  Financial Statements.  The Sellers have delivered to URI copies of (a)
        --------------------
the audited balance sheets of (i) ARI as at September 30, 1995, March 31, 1996 and March
31, 1997, (ii) the Subsidiary as at December 31, 1995 and December 31, 1996 and
(iii) Reinhart Leasing as at December 31, 1996 and the related audited statements of income and of cash flows of ARI, the Subsidiary and of Reinhart Leasing for the years then ended, respectively, and (b) the unaudited balance sheets of ARI, the Subsidiary and Reinhart Leasing as at December 31, 1997 and the related statement of income of ARI for the 9-month period then ended and the related statement of income of the Subsidiary and Reinhart Leasing for the 12-month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by ARI, the Subsidiary and Reinhart Leasing, respectively, without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of ARI, the Subsidiary and Reinhart Leasing, respectively, as at the dates and for the periods indicated. For the purposes hereof, the balance sheets of ARI, the Subsidiary and Reinhart Leasing as at December 31, 1997 are referred to as the "Balance Sheets" and the date December 31, 1997 is referred to as the "Balance Sheet Date."

   4.9  No Undisclosed Liabilities; Operating Leases.  (a) Except as set forth
        --------------------------------------------
on Schedule 4.9(a), none of ARI, the Subsidiary or Reinhart Leasing has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, fixed, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheets or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheets or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

        (b) Schedule 4.9(b) sets forth a list of all operating leases to which ARI, the Subsidiary or Reinhart Leasing are a party, and for each such operating lease, Schedule 4.9(b) sets forth the aggregate annual amount of lease and other payments required to be made by the lessee thereunder.

   4.10  Absence of Certain Developments.  Except as expressly contemplated by
         -------------------------------
this Agreement or as set forth on Schedule 4.10, since the Balance Sheet Date:

        (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

        (ii) there has not been any damage, destruction or loss with respect to the property and assets of ARI, the Subsidiary or Reinhart Leasing having a replacement cost of more than $10,000 for any single loss or $20,000 for all such losses;

        (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of ARI or any repurchase, redemption or other acquisition of capital stock or other securities of, or other ownership interest in, ARI;

        (iv) there has not been any award, announcement or payment of bonuses to employees of ARI, the Subsidiary or Reinhart Leasing except to the extent accrued on the Balance Sheets (other than normal and customary year-end bonuses in the ordinary course of business consistent with past practice and that in the aggregate do not represent a material increase in the compensation expense of ARI, the Subsidiary or Reinhart Leasing); none of ARI, the Subsidiary or Reinhart Leasing has entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of its directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, medical plan, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of ARI, the Subsidiary or Reinhart Leasing);

        (v) there has not been any change by ARI, the Subsidiary or Reinhart Leasing in accounting or Tax reporting principles, methods or policies;

        (vi) none of ARI, the Subsidiary or Reinhart Leasing has entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

        (vii) none of ARI, the Subsidiary or Reinhart Leasing has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

        (viii) none of ARI, the Subsidiary or Reinhart Leasing has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Seller or any Affiliate of ARI or Reinhart Leasing, in each case, except in the ordinary course consistent with past practice;

        (ix) none of ARI, the Subsidiary or Reinhart Leasing has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

        (x) none of ARI, the Subsidiary or Reinhart Leasing has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not cause a Material Adverse Change;

        (xi) none of ARI, the Subsidiary or Reinhart Leasing has canceled or com promised any debt or claim or amended, canceled, terminated, relinquished, waived or re leased any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not cause a Material Adverse Change;

        (xii) none of ARI, the Subsidiary or Reinhart Leasing has made or committed to make any capital expenditures or capital additions or betterments in excess of $5,000 individually or $15,000 in the aggregate;

        (xiii) none of ARI, the Subsidiary or Reinhart Leasing has instituted or settled any material Legal Proceeding; and

        (xiv) none of the Sellers, ARI or any of the Subsidiary has agreed to do anything set forth in this Section 4.10.

   4.11  Taxes.  (a) Except as set forth on Schedule 4.11(a), (i) all Tax
         -----
Returns required to be filed by or on behalf of ARI and the Subsidiary have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; and (ii) all Taxes that are due from ARI or the Subsidiary with respect to the periods covered by such Tax Returns have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Balance Sheets with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing.

        (b) Each of ARI and the Subsidiary has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

        (c) URI has received complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of ARI, the Subsidiary and Reinhart Leasing relating to the last three taxable periods of ARI, the Subsidiary and Reinhart Leasing and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to ARI or the Subsidiary, their respective income, assets or operations. All income and franchise Tax Returns filed by or on behalf of ARI and the Subsidiary for the taxable years ended on the respective dates set forth on Schedule 4.11 have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

        (d) Schedule 4.11(d)(1) lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of ARI and the Subsidiary. Except as set forth on Schedule 4.11(d)(2), no claim has been made by a taxing authority in a jurisdiction where ARI or the Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

        (e) Except as set forth on Schedule 4.11(e), all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service (the "IRS") or any other taxing authority of the Tax Returns of or covering or including ARI, the Subsidiary and Reinhart Leasing have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has any Seller, ARI, the Subsidiary or any member of Reinhart Leasing received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign Taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. None of ARI, the Subsidiary or Reinhart Leasing is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

        (f) Except as set forth on Schedule 4.11(f), none of the Sellers, ARI, the Subsidiary, or any other Person on behalf of ARI or Reinhart Leasing has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by ARI or the Subsidiary or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of ARI or the Subsidiary, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law with respect to ARI or the Subsidiary, (iii) extended the time within which to file any Tax Return, which Tax Return has since not been filed or the assessment or collection of Taxes, which Taxes have not since been paid or (iv) any power of attorney with respect to any Tax matter currently in force.

        (g) No property owned by ARI or Reinhart Leasing is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

        (h) There are no Liens as a result of any unpaid Taxes upon any of the assets of ARI, the Subsidiary or Reinhart Leasing.

        (i) No Seller is a foreign person within the meaning of Section 1445 of the Code.

        (j) Neither ARI nor the Subsidiary is a party to any tax sharing or similar Contract or arrangement (whether or not written).

        (k) There is no Contract, plan or arrangement involving ARI and covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by URI, ARI or their Affiliates by reason of Section 280G of the Code.

        (l) Except as set forth on Schedule 4.11(l), ARI has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

        (m) Except as set forth on Schedule 4.11(m), ARI has never been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes and the Subsidiary has not been a member of any consolidated, combined, affiliated or similar group of corporations for any Tax purposes since December 31, 1989.

   4.12  Real Property.  (a)  ARI, the Subsidiary and Reinhart Leasing own no
         -------------
real property or interests in real property. Schedule 4.12 sets forth a complete list of all real property and interests in real property leased by ARI, the Subsidiary and Reinhart Leasing, respectively, and used in the operation of their respective businesses (such real properties being referred to herein as the "Company Property" and the leases covering such real properties being referred to herein as the "Real Property Leases"). The Company Property constitutes all interests in real property currently used or currently held for use in connection with the businesses of ARI, the Subsidiary and Reinhart Leasing and which are necessary for the continued operation of the businesses of ARI, the Subsidiary and Reinhart Leasing as such businesses are currently conducted. ARI, the Subsidiary and Reinhart Leasing have valid and enforceable leasehold interests under each of the Real Property Leases to which they are a party with Persons that are Affiliates of any Seller and, to the Sellers' knowledge, under all other Real Property Leases, and none of the Sellers nor ARI has received any notice of any default or event that with notice or lapse of time, or both, would constitute a default by ARI, the Subsidiary or Reinhart Leasing under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by ARI, the Subsidiary and Reinhart Leasing are in good operating condition and repair (subject to normal wear and tear), with sufficient access to roads and utilities to operate the businesses of ARI, the Subsidiary and Reinhart Leasing as presently conducted. The Sellers have delivered to URI true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

        (b) ARI, the Subsidiary and Reinhart Leasing have all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and ARI, the Subsidiary and Reinhart Leasing have fully complied with all material conditions of the Permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit, except for any default or violation that has not caused and would not cause a Material Adverse Change.

        (c) There does not exist any actual or, to the best knowledge of the Sellers, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Sellers nor ARI has received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

        (d) Except as set forth on Schedule 4.12(d), none of ARI, the Subsidiary or Reinhart Leasing owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

   4.13  Tangible Property; Assets.  (a) Schedule 2.2(b) sets forth a list, as
         -------------------------
of the date hereof, of all Equipment owned or leased by ARI, the Subsidiary and Reinhart Leasing for lease or rent to their respective customers. Schedule 4.13
(a) sets forth a list, as of the date hereof, of all items of tangible property (other than Equipment) owned or leased by ARI, the Subsidiary and Reinhart Leasing having a fair market value in excess of $10,000 ("Other Assets").

        (b) Except as set forth in Schedule 4.13(b), ARI, the Subsidiary and Reinhart Leasing have good and marketable title to all of their Equipment and Other Assets (except as sold or disposed of subsequent to the date indicated in Section 4.13(a) in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All such Other Assets are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

   4.14  Intangible Property.  Schedule 4.14 contains a complete and correct
         -------------------
list of each patent, trademark, trade name, service mark and copyright owned or used by ARI, the Subsidiary or Reinhart Leasing during the past five years, as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Liens, and is in good standing and not the subject of any challenge. There have been no claims made and neither the Sellers nor ARI have received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others.

   4.15  Material Contracts.  Schedule 4.15 sets forth all of the following
         ------------------
Contracts to which ARI, the Subsidiary or Reinhart Leasing is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any stockholder, member, director, officer or manager of ARI, the Subsidiary or Reinhart Leasing that will not terminate on or prior to the Closing Date without further obligation or liability on the part of any party thereto; (ii) Contracts with any labor union or association representing any employee of ARI, the Subsidiary or Reinhart Leasing; (iii) Contracts for the sale of any assets (other than in the ordinary course of business or as set forth on Schedule 4.10), or for the grant to any Person of any preferential rights to purchase any of its assets or requiring any Person to purchase or sell all or a fixed portion of its requirements or output to or from another Person; (iv) Contracts containing covenants of ARI, the Subsidiary or Reinhart Leasing not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with ARI, the Subsidiary or Reinhart Leasing in any line of business or in any geographical area; (v) Contracts relating to the acquisition by ARI, the Subsidiary or Reinhart Leasing of any operating business or the capital stock of any other Person; (vi) Contracts relating to the borrowing of money or the issuance of guarantees; (vii) Contracts under which ARI, the Subsidiary or Reinhart Leasing acts as a distributor, dealer, franchisor, licensee or authorized service Person; or (viii) any other Contracts which (A) involve the expenditure of more than $20,000 in the aggregate or $20,000 annually, (B) are not terminable by each party thereto, without further obligation or liability, upon less than 60 days' notice, or (C) require performance by any party more than six months from the date hereof. There have been made available to URI and its representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 4.15, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of ARI, the Subsidiary, Reinhart Leasing and, to the best knowledge of the Sellers, each other party thereto, enforceable against each such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. Except as set forth on Schedule 4.15, none of ARI, the Subsidiary or Reinhart Leasing is, with notice or lapse of time, or both, in default in any material respect under any Material Contracts nor, to the best knowledge of the Sellers, is any other party to any Material Contract in default thereunder in any material respect. None of the Sellers nor ARI has received notice that any party to a Material Contract intends to terminate or not renew the same at its next renewal date.

   4.16  Employee Benefits.  (a) Schedule 4.16(a) sets forth a complete and
         -----------------
correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other benefit plans or employee benefit arrangements, programs or payroll practices (including severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by ARI, the Subsidiary or Reinhart Leasing or as to which any of ARI, the Subsidiary or Reinhart Leasing has any obligation or liability (contingent or otherwise) ("Employee Benefit Plans") and (ii) all "employee pension plans", as defined in
Section 3(2) of ERISA, maintained by ARI, the Subsidiary or

Reinhart Leasing or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with ARI, the Subsidiary or Reinhart Leasing under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which ARI, the Subsidiary, Reinhart Leasing or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans"). Schedule 4.16(a) clearly identifies, in separate categories, Employee Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans"), (ii) multiemployer plans (as defined in
Section 4001(a)(3) of ERISA) ("Multiemployer Plans") or (iii) "benefit plans", within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense). True, correct and complete copies of the following documents, with respect to each of the single employer Employee Benefit Plans and Pension Plans (as applicable), have been delivered to URI: (i) any plans, agreements, policies or other governing document and related trust documents, and all amendments thereto, (ii) the most recent Forms 5500 and schedules thereto, (iii) the most recent financial statements and actuarial valuations, (iv) the most recent IRS determination letter, (v) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (v) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

        (b) ARI participates in and contributes to six Multiemployer Plans. None of ARI, the Subsidiary, Reinhart Leasing or any ERISA Affiliate has incurred any withdrawal liability (contingent or otherwise) under Title IV of ERISA with respect to any Multiple Employer Plan or Multiemployer Plan.

        (c) Each of the single employer Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualify and the trusts maintained thereto are exempt from federal income taxation under
Section 501 of the Code and, except as disclosed on Schedule 4.16(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

        (d) All contributions and premiums required by Law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

        (e) The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans and Pension Plans (excluding any Multiemployer Plan) subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (the "PBGC") in the event it terminated each such plan do not exceed the fair market value of the assets of each such plan.

        (f) There are no pending or, to the Sellers' knowledge, threatened Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or ARI, the Subsidiary, Reinhart Leasing or the plan administrator or any fiduciary of the single employer Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances known to the Sellers which could form the basis for any such Legal Proceeding. There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the single employer Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under Section 4041(c)(3)(C) or 4063(a) of ERISA.

        (g) Each of the single employer Employee Benefit Plans and Pension Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the single employer Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

        (h) Neither ARI, the Subsidiary, Reinhart Leasing nor any ERISA Affiliate has terminated any Employee Benefit Plan or Pension Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA.

        (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of ARI, the Subsidiary or Reinhart Leasing;
(ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

        (j) No stock or other security issued by ARI, the Subsidiary or Reinhart Leasing forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

   4.17  Labor; Personnel.  (a) Schedule 4.17(a) sets forth a complete list, as
         ----------------
of the date hereof, of all officers, directors and employees (by type or classification) of ARI, the Subsidiary and Reinhart Leasing and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with officers, directors and employees.

        (b) Except as set forth on Schedule 4.17(b), none of ARI, the Subsidiary or Reinhart Leasing is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to their employees and none of their employees are represented by any labor organization. No labor organization or group of employees of ARI, the Subsidiary or Reinhart Leasing has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Sellers, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving ARI, the Subsidiary or Reinhart Leasing pending or, to the best knowledge of any Seller, threatened by any labor organization or group of employees of ARI, the Subsidiary or Reinhart Leasing.

        (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Seller, threatened against or involving ARI, the Subsidiary or Reinhart Leasing. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of any Seller, threatened by or on behalf of any employee or group of employees of ARI, the Subsidiary or Reinhart Leasing.

   4.18  Litigation.  Except as set forth in Schedule 4.18, there is no suit,
         ----------
action, proceeding, investigation, claim or order pending before any court, or before any governmental department, commission, board, agency, or instrumentality or, to the knowledge of the Sellers, threatened against ARI, the Subsidiary or Reinhart Leasing (or to the knowledge of the Sellers, pending or threatened against any of the officers, directors or key employees of ARI, the Subsidiary or Reinhart Leasing with respect to their business activities on behalf of ARI, the Subsidiary or Reinhart Leasing), or to which the Sellers, ARI or the Subsidiary is otherwise a party or to which any of their properties or operations is subject, in each case, which if adversely determined, could result in a liability in excess of $50,000 or require any specific performance or act, or injunction not to act, by any such Person; nor to the knowledge of the Sellers is there any reasonable basis for any such action, proceeding, or investigation. None of ARI, the Subsidiary or Reinhart Leasing is subject to any judgment, order or decree of any Governmental Body, nor is any of them engaged in any legal action to recover monies due it or for damages sustained by it. All matters disclosed on Schedule 4.18 are covered by insurance in favor of ARI, subject to deductibles not in excess of $10,000 per occurrence, and the insurance carriers have not disputed or denied coverage for any such matter.

   4.19  Compliance with Laws; Permits.
         -----------------------------

        (a) ARI, the Subsidiary and Reinhart Leasing are in compliance in all material respects with all Laws applicable to them or to the conduct of their respective businesses or operations or the use of their properties (including any leased properties) and assets. Except as set forth on Schedule 4.19(a) or as would not, individually or in the aggregate, cause a Material Adverse Change, there has been no assertion by any party, and none of the Sellers, ARI or the Subsidiary has received any notice, of any violation of any Laws.

        (b) Schedule 4.19(b) sets forth a full and complete list of all Permits owned by, issued to, or otherwise benefitting ARI, the Subsidiary and Reinhart Leasing and which are material to the operation of their respective businesses. Such Permits constitute all material Permits necessary or useful in the operation of the businesses of ARI, the Subsidiary and Reinhart Leasing as currently conducted. All of such material Permits are valid and in full force and effect and there are no proceedings pending, or to the knowledge of the Sellers, threatened which may result in the revocation, cancellation, suspension or adverse modification of any such Permit.

   4.20  Environmental Matters.  The Sellers have provided to URI all
         ---------------------
environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of ARI, the Subsidiary or Reinhart Leasing. To the Sellers' knowledge, except as set forth on Schedule
4.20 hereto and except for any factual matters (as opposed to evaluations, assessments, interpretations or recommendations) disclosed in any Phase 1 environmental study commissioned by URI with respect to the Company Property that has been completed prior to the date hereof (copies of which have been delivered to the Representative):

        (a) the operations of ARI, the Subsidiary and Reinhart Leasing are in compliance in all material respects with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

        (b) ARI, the Subsidiary and Reinhart Leasing have obtained all Permits required under all applicable Environmental Laws necessary to operate their respective businesses;

        (c) none of ARI, the Subsidiary or Reinhart Leasing is the subject of any outstanding written order or Contract with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

        (d) none of ARI, the Subsidiary or Reinhart Leasing has received any communication alleging that it may be in violation of any Environmental Law or any Permit issued pursuant to Environmental Law or may have any liability under any Environmental Law;

        (e) none of ARI, the Subsidiary or Reinhart Leasing has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

        (f) there are no investigations of the businesses, operations, or currently or previously owned, operated or leased property of ARI, the Subsidiary or Reinhart Leasing pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law; and

        (g) there is not located at any of the properties of ARI, the Subsidiary or Reinhart Leasing (including the Company Property) any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls.

   4.21  Insurance.  Schedule 4.21 sets forth (i) a complete and accurate list
         ---------
of all policies of insurance of any kind or nature covering ARI, the Subsidiary, Reinhart Leasing or any of their respective employees, properties or assets, including policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and lia bility insurance; and (ii) as to each such policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage and the annual premium therefor. All such policies are in full force and effect and, to the Sellers' knowledge, none of ARI, the Subsidiary or Reinhart Leasing is in default of any provision thereof.

   4.22  Related Party Transactions.  Except as set forth on Schedule 4.22, no
         --------------------------
Stockholder nor any other Affiliate of ARI, the Subsidiary or Reinhart Leasing has borrowed any moneys from or has outstanding any indebtedness or other similar obli gations to ARI, the Subsidiary or Reinhart Leasing. Except as set forth in Schedule 4.22, no Stockholder nor any director, officer, member, manager, employee or Affiliate of ARI or Reinhart Leasing (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, member or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of ARI, the Subsidiary or Reinhart Leasing, (B) engaged in a business related to the business of ARI, the Subsidiary or Reinhart Leasing, or (C) a participant in any transaction to which ARI, the Subsidiary or Reinhart Leasing is a party or (ii) is a party to any Contract with ARI, the Subsidiary or Reinhart Leasing.

   4.23  Banks.  Schedule 4.23 contains a complete and correct list of the names
         -----
and locations of all banks in which ARI or the Subsidiary has accounts or safe deposit boxes and the names of all Persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.23, no Person holds a power of attorney to act on behalf of ARI or the Subsidiary.

   4.24  Product Quality, Warranty Claims, Product Liability.  All products and
         ---------------------------------------------------
services sold, rented, leased, provided or delivered by ARI, the Subsidiary and Reinhart Leasing to their respective customers on or prior to the Closing Date conform or will conform in all material respects to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards and, to the knowledge of the Sellers, none of ARI, the Subsidiary or Reinhart Leasing has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against ARI, the Subsidiary or Reinhart Leasing giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product or service sold, leased, rented, provided or delivered by ARI, the Subsidiary or Reinhart Leasing to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease. Except as set forth on
Schedule 4.24 and Schedule 4.18, none of ARI, the Subsidiary or Reinhart Leasing has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against ARI, the Subsidiary or Reinhart Leasing which might give rise to any liability) arising out of any injury to a person or property as a result of the ownership, possession, provision or use of any Equipment, product or service sold, rented, leased, provided or delivered by ARI, the Subsidiary or Reinhart Leasing on or prior to the Closing Date, and all matters disclosed on Schedules 4.18 and 4.24 are covered by insurance in favor of ARI, subject to deductibles not in excess of $10,000 per occurrence, and the insurance carriers have not disputed or denied coverage for any such matter. All product liability claims that have been asserted against ARI or Reinhart Leasing since January 1, 1991 or against the Subsidiary since February 21, 1995, whether covered by insurance or not and whether litigation has resulted or not, are listed and summarized on Schedules
4.18 and 4.24.

   4.25  Investment Intention.  Each of the Sellers listed on Schedule
         --------------------
2.1(b)(A): (a) is acquiring the shares of URI Common Stock constituting the Stock Component and the Warrant for its own account, for investment purposes only and not with a view to the distribution thereof in contravention of the Securities Act; (b) is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act; and (c) understands that (i) none of (A) the shares of URI Common Stock constituting the Stock Component, (B) the Warrant or
(C) the shares of URI Common Stock issuable upon exercise of the Warrant have been registered under the Securities Act or any state securities laws and, accordingly, such securities cannot be sold unless registered under the Securities Act and applicable state securities laws or pursuant to an available exemption from such registration requirements and (ii) except as set forth in that certain agreement between URI and certain Sellers, dated the Closing Date, URI is under no obligation to register any of such securities under the Securities Act.

   4.26  No Misrepresentation.  No representation or warranty of any Seller
         --------------------
contained in this Agreement or any other Seller Document or in any schedule hereto, or in any certificate or other instrument furnished by any Seller or ARI to URI pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

   4.27  Brokers; Finders.  No Person has acted, directly or indirectly, as a
         ----------------
broker, finder or financial advisor for any Seller or ARI in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof.


                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF URI

   URI hereby represents and warrants to the Sellers that:

   5.1  Organization and Good Standing.  URI is a corporation duly organized,
        ------------------------------
validly existing and in good standing under the laws of the State of Delaware.

   5.2  Authorization of Agreement.  URI has full corporate power and authority
        --------------------------
to execute and deliver this Agreement and each of the other Purchaser Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by URI of this Agreement and each other Purchaser Document have been duly authorized by all necessary corporate action on behalf of URI. This Agreement and each other Purchaser Document to which URI is a party has been duly executed and delivered by URI and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each other Purchaser Document to which URI is a party constitutes legal, valid and binding obligations of URI, enforceable against URI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   5.3  Conflicts; Consents of Third Parties.
        ------------------------------------

        (a) Except as set forth on Schedule 5.3 hereto, neither the execution and delivery by URI of this Agreement and the other Purchase Documents to which URI is a party, nor the compliance by URI with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of URI, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which URI is a party or by which URI or any of its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which URI is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of URI and its subsidiaries, taken as a whole. Except as set forth on Schedule 5.3 hereto, and except for any required filings under the HSR Act, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of

URI in connection with the execution and delivery of this Agreement or the other Purchaser Documents to which URI is a party or the compliance by URI with any of the provisions hereof or thereof.

   5.4  Litigation.  There are no Legal Proceedings pending or, to the best
        ----------
knowledge of URI, threatened that are reasonably likely to prohibit or restrain the ability of URI to enter into this Agreement or consummate the transactions contemplated hereby.

   5.5  Investment Intention.  URI is acquiring the Shares for its own account,
        --------------------
for investment purposes only and not with a view to the distribution thereof in contravention of the Securities Act. URI understands that the Shares have not been registered under the Securities Act and cannot be sold unless registered under the Securities Act or pursuant to an available exemption from such registration requirements.

   5.6  Stock Consideration. The shares of URI Common Stock constituting the
        -------------------
Stock Component, and the shares of URI Common Stock issuable upon exercise of the Warrant, have been duly authorized and, when issued against the consideration therefor as provided herein, will be fully paid for and non-assessable.

   5.7  Brokers; Finders.  No Person has acted, directly or indirectly, as a
        ----------------
broker, finder or financial advisor for URI in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof.


                                   ARTICLE VI
                                   COVENANTS

   6.1  Access to Information.  The Sellers agree that, prior to the Closing
        ---------------------
Date, URI shall be entitled, through its officers, employees and representatives (including legal advisors and accountants), to make such investigation of the properties, businesses and operations of ARI, the Subsidiary and Reinhart Leasing and such examination of the books, records and financial condition of ARI, the Subsidiary and Reinhart Leasing as URI reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Sellers shall cooperate, and shall cause ARI and the Subsidiary to cooperate, fully therein. No investigation by URI prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or the Seller Documents. In order that URI may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of ARI, the Subsidiary and Reinhart Leasing, the Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of ARI, the Subsidiary and Reinhart Leasing to cooperate fully with such representatives in connection with such review and examination.

   6.2  Publicity; Non-disclosure.  (a) None of the Sellers, ARI or URI shall
        -------------------------
issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed; provided, however, that URI may, in its exclusive judgement and
         --------  -------
discretion, make such disclosure as URI deems is required by applicable Law or by the rules of any stock exchange on which any securities of URI are listed.

        (b) For a period of three years following the date hereof, URI will not disclose the results of any "Phase 1" environmental study commissioned by URI with respect to any Company Property without the prior consent of the Representative, such consent not to be unreasonably withheld; provided, however,
                                                              --------  -------
that URI may, in its exclusive discretion, make such disclosure (i) to (A) URI's lenders, (B) any prospective underwriter or placement agent of any securities of URI or (C) any Person contemplating the acquisition of a material portion of the securities or assets of URI (by merger, purchase or otherwise), (ii) pursuant to any request or order of any Governmental Body or (iii) as URI deems is required by applicable Law or by the rules of any stock exchange on which any securities of URI are listed.

   6.3  Use of Name.  The Sellers hereby agree that upon the consummation of the
        -----------
transactions contemplated hereby, URI and ARI shall have the sole right to the use of the name "Access Rentals" and the Sellers shall not, and shall not cause or permit any of their Affiliates to, use such name or any variation or simulation thereof in any business.

   6.4  Records.  The Sellers and URI agree that each of them shall preserve and
        -------
keep the records held by them relating to the business of ARI, the Subsidiary and Reinhart Leasing for a period of three years from the Closing Date (except that records pertaining to Tax matters shall be retained for a period of six years or such other period as required by applicable Law) and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations or audits of their or their Affiliates' businesses. In the event either the Sellers or URI desire to destroy such records after that time, such party shall first give 60 days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that 60 day period, to take possession of the records within 90 days after the date of such notice.

   6.5  Senior Managers; Bonuses.  (a) URI agrees to cause ARI to offer at-will
        ------------------------
employment (subject to such terms and conditions, including covenants not to compete, as are consistent with URI's custom and practice) to the senior managers of ARI designated in writing by the Representative on the Closing Date.

        (b) Promptly following the Closing Date, URI shall cause ARI to pay the senior managers of ARI designated by the Representative the bonuses set forth on
Schedule 6.5 hereto to the extent, and only to the extent, that the amounts of such bonuses (and any Tax cost to ARI on account thereof) have been reflected in a reduction in the Purchase Price pursuant to Section 2.2(d) hereof.

   6.6  Release of Guarantees.  As soon as practicable (and in any event within
        ---------------------
30 days) following the Closing Date, the Sellers shall use their best efforts to cause ARI to be unconditionally released from, and discharged from all obligations under, each of the guarantees described on Schedule 4.9 hereto (other than the guarantees of obligations of the Subsidiary and Excelsior Henderson listed on such Schedule) which have not been released or discharged on or prior to the Closing Date.


                                  ARTICLE VII
                               CLOSING DELIVERIES

   7.1  Closing Deliveries of ARI.  On the Closing Date, ARI delivered to URI
        -------------------------
Sub certificates, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached, representing 100% of the Shares, for transfer to URI Sub, free and clear of any and all Liens.

   7.2  Closing Deliveries of URI Sub.  On the Closing Date, URI Sub delivered
        -----------------------------
to ARI the purchase price set forth in Section 2.1 hereof, by wire transfer to the account designated in writing by ARI.

   7.3  Closing Deliveries of the Sellers.  On or prior to the Closing Date, the
        ---------------------------------
Sellers delivered the following to URI:

   (a) certificates, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached, representing 100% of the Shares, for transfer to URI, free and clear of any and all Liens;

   (b)  the Bill of Sale, duly executed by Reinhart Leasing;

   (c) a copy of the Escrow Agreement, executed by the Sellers and the Escrow Agent;

   (d) a copy of the Receivables Escrow Agreement, executed by the Sellers and the Escrow Agent;

   (e)  copies of each of the Leases;

   (f)  copies of the Non-Competition Agreements in the forms of Exhibit F-1 and
                                                                 -----------
Exhibit F-2 hereto (the "Non-Competition Agreement"), executed by JLR, Jerry R.
-----------
Reinhart and the other parties named therein;

   (g) executed copies of Employment Agreements, duly executed by each of Joseph DiFrancesco and Jerry R. Reinhart, in substantially the forms of Exhibit
                                                                        -------
G-1 and Exhibit G-2 hereto, respectively;
---     -----------

   (h) an executed copy of the Consulting Agreement in substantially the form of Exhibit H hereto, between ARI and JLR;
   ---------

   (i) the opinion of Ferguson & Saunders, LLP, counsel to the Sellers, addressed to URI, in substantially the form of Exhibit I hereto;
                                               ---------

   (j) copies of all consents and waivers referred to in Section 4.6 hereof with respect to the transactions contemplated by this Agreement and the other Seller Documents;

   (k) affidavits of non-foreign status that comply with Section 1445 of the Code, executed by each of the Sellers;

   (l) the written resignations of each director and officer of ARI and the Subsidiary;

   (m)  releases, in the form of Exhibit J hereto, executed by each Stockholder
                                 ---------
and each officer or director of ARI and the Subsidiary;

   (n) a copy of the agreement referred to in Section 4.25 hereof, executed by the Sellers party thereto and Joseph A. DiFrancesco; and

   (o) certificates of good standing with respect to ARI, the Subsidiary and Reinhart Leasing issued by the Secretary of State or comparable official of their jurisdiction of organization and for each jurisdiction in which they are qualified to do business as a foreign corporation.

   7.4  Closing Deliveries of URI.  On or prior to the Closing Date, URI
        -------------------------
delivered the following to the Representative on behalf of the Sellers:

   (a) the Cash Component of the Purchase Price, by wire transfer to the accounts designated in writing by the Representative, with the Escrow Amount being contemporaneously delivered to the Escrow Agent;

   (b)  the Receivables Escrow Amount to the Escrow Agent;

   (c)  a stock certificate or certificates representing the Stock Component;

   (d)  the Warrant;

   (e)  the Assumption Agreement, executed by URI;

   (f)  a copy of the Escrow Agreement, executed by URI and the Escrow Agent;

   (g) a copy of the Receivables Escrow Agreement, executed by URI and the Escrow Agent;

   (h) a copy of the employment and consulting agreements and the Leases referred to in Section 7.3, executed by ARI;

   (i) a copy of the agreement referred to in Section 4.25 hereof, executed by URI; and

   (j) the opinion of Weil, Gotshal & Manges LLP, counsel to URI, in substantially the form of Exhibit K hereto.
                          ---------


                                  ARTICLE VIII
                          INDEMNIFICATION; TAX MATTERS

   8.1  Indemnification.  (a)  Subject to Sections 8.2, 8.3 and 8.6 hereof, the
        ---------------
Sellers hereby agree, jointly and severally, to indemnify and hold URI, URI Sub, ARI and their respective Affiliates, directors, officers, employees, agents, successors and assigns (collectively, the "URI Indemnified Parties") harmless from and against:

        (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Sellers set forth in this Agreement, or any representation or warranty contained in any certificate delivered by or on behalf of the Sellers pursuant to this Agreement, to be true and correct in all respects;

        (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Sellers under this Agreement;

        (iii) any and all Losses (including any loss of use of Company Property or any of the Assets or tangible personal property of ARI or the Subsidiary) arising from: (A) any Release of Hazardous Materials in, on, at, or from Company Properties which occurred, or resulted from operations occurring, as of or prior to the Closing; (B) any tort liability to third parties as a result of any Releases or from exposure to Hazardous Materials arising from any Releases as of or prior to the Closing; (C) notification or designation under any Environmental Law as a potentially responsible party for on-site or off-site disposal of Hazardous Materials, which disposal occurred as of or prior to the Closing, or the listing of any Company Property on the CERCLA National Priorities List or any similar list under any Environmental Law as a result of on-site disposal of Hazardous Materials as of or prior to the Closing; and (D) any fines or penalties with respect to any violation of Environmental Law occurring as of or prior to the Closing;

        (iv) any and all Losses in connection with any product liability, failure to label or warn, or similar claims asserted with respect to items rented, leased, serviced or sold by ARI, the Subsidiary or Reinhart Leasing prior to the Closing;

        (v)  any and all Retained Liabilities;

        (vi) any and all Losses attributable to or resulting from any guaranty by ARI of obligations of any Person (other than the Subsidiary and Excelsior Henderson, which in the case of Excelsior Henderson is in the amount set forth on Schedule 4.9) in existence as of the Closing Date (including the guarantees described on Schedule 4.9 hereto);

        (vii) the operation of Reinhart Leasing or its business or assets after the Closing; and

        (viii) Reinhart Leasing's non-compliance with applicable "bulk sales" Laws.

        (b) Subject to Section 8.2 hereof, URI hereby agrees to indemnify and hold the Sellers and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

        (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of URI set forth in Article V hereof, or any representation or warranty contained in any certificate delivered by or on behalf of URI pursuant to this Agreement, to be true and correct as of the date made;

        (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of URI under this Agreement; and

        (iii)  the Assumed Obligations.

   8.2  Survival of Representations and Warranties.  The parties hereto hereby
        ------------------------------------------
agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnification with respect to the representations and warranties contained in Sections 4.2, 4.3, 4.7, 4.27,
5.2 and 5.7, which shall survive indefinitely, and those in Sections 4.11, 4.16,
4.18 and 4.20, which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate on the date of the third anniversary of the Closing Date unless prior to such date written notice of such claims is given to the Representative, in the case of claims against the Sellers, or URI, in the case of claims against URI, or such actions are commenced.

   8.3  Limitations on Indemnification.
        ------------------------------

   (a) The Sellers shall not have any liability under Section 8.1(a)(i) hereof unless the aggregate amount of Losses to the URI Indemnified Parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, exceeds $500,000 (the "Deductible Amount") and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses in excess of $500,000; provided, however, that Losses finally determined to arise thereunder based
--------  -------
upon, attributable to or resulting from the failure of any representation or warranty set forth in Sections 4.2, 4.3, 4.7, 4.11, the first sentence of
Section 4.13(b), Section 4.16 (to the extent such representations and warranties relate to (x) Pension Plans or ERISA Affiliates or (y) any failure to file any Form 5500 with respect to the Employee Benefit Plans, regardless of whether or not such failure was disclosed on any Schedule), and Section 4.27 hereof to be true and correct shall not be subject to the foregoing limitation and shall be indemnified pursuant to this Article VIII even if less than the Deductible Amount; and provided further, however, that Losses finally determined to arise
            -------- -------  -------
based upon, attributable to or resulting from the failure of any representation or warranty set forth in Sections 4.18 and 4.24 to be true and correct (including the failure of any matter represented therein as being covered by insurance to be so covered) shall be indemnifiable pursuant to Section 8.1(a)(i) to the extent the aggregate amount of all such Losses exceeds $100,000 even if such Losses, taken together with all other Losses indemnifiable pursuant to
Section 8.1(a)(i), aggregate less than the Deductible Amount. Solely for purposes of this Section 8.3(a), the term "material" as used in any representation or warranty in Article IV hereof shall refer to a value, liability, cost or expense, as the case may be, in excess of $5,000; it being understood that this qualification shall not apply to the defined term "Material Adverse Change."

   (b) The maximum amount of Losses for which the Sellers shall be liable for pursuant to Section 8.1(a) shall not exceed $50,000,000.

   8.4  Non-Tax Indemnification Procedures.  (a) In the event that any Legal
        ----------------------------------
Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section
8.1 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; provided however, that URI shall
                                             -------- -------
have the right to control the defense to the extent of any claim seeking equitable relief or Remedial Action. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within fifteen (15) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim; provided that the indemnified party shall not settle any Claim without the
--------
indemnifying party's prior consent, such consent not to be unreasonably withheld. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the costs and expenses (including reasonable attorneys' and other professionals' fees and expenses) of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided,
                                                                      --------
however, that such indemnified party shall be entitled to participate in any
-------
such defense with separate counsel at the expense of the indemnifying party if,
(i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that
                                                       --------  -------
the indemnifying party shall not be required to pay for more than one such separate counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

   (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 Business Days after the date of such notice.

   (c) The failure of an indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

   (d) Except for claims against Reinhart Leasing, and without limitation of, or prejudice to, any of URI's rights under this Agreement, at Law or otherwise, URI agrees to pursue any claim for indemnification under Section 8.1(a) against JLR before pursuing such claim against the other Sellers, it being understood that
(i) URI need not exhaust its available remedies against JLR before pursuing any claims against the other Sellers and (ii) the foregoing shall not limit the ability of JLR to seek contribution from the other Sellers in connection with any such claim.

   (e) URI will use its reasonable commercial efforts to update the Representative, upon request, as to the status of any pending litigation to which ARI is a party for which the Sellers are obligated to indemnify the URI Indemnified Parties hereunder.

   8.5  Right of Set Off.  URI may, but shall not be obligated to, set off
        ----------------
against any and all payments due to the Sellers out of the Escrow Amount, any amount to which any URI Indemnified Party is entitled hereunder. URI shall have no right of set off against the Receivables Escrow Amount. Such right of set off shall be separate and apart from any and all other rights and remedies that such Persons may have against the Sellers or their successors.

   8.6  Tax Indemnification and Related Matters.  (a) The Sellers, jointly and
        ---------------------------------------
severally, shall be responsible for and shall indemnify and hold harmless URI, URI Sub, ARI and their respective Affiliates from and against any and all Losses for or in respect of each of the following:

        (i) any and all Taxes (including any Taxes resulting from the inclusion of ARI and/or the Subsidiary in a consolidated, combined or unitary Tax Return) with respect to all taxable periods of ARI and the Subsidiary ending on or prior to the Closing Date and, to the extent provided in
     Section 8.6(b) hereof, all taxable periods that include, and end after, the Closing Date (other than, in each case, Taxes for which sufficient current accruals have been made on the Balance Sheets); and

       (ii) any and all Taxes resulting from any breach of the representations and warranties contained in Section 4.11 hereof.

    (b) The Sellers, ARI, the Subsidiary, and URI will, to the extent permitted by applicable Law, close the taxable periods of ARI and the Subsidiary on the Closing Date. In any case where applicable Law does not permit ARI and/or the Subsidiary to close its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable periods of ARI and the Subsidiary beginning on or before and ending after the Closing Date shall be allocated (i) to the Sellers for the period up to and including the Closing Date, and (ii) to

URI for the period subsequent to the Closing Date. For purposes of this Section 8.6(b), Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

   (c) URI shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold harmless the Sellers from and against any and all Losses for or in respect of each of the following:

        (i) any and all Taxes (including any Taxes resulting from the inclusion of ARI and/or the Subsidiary in a consolidated, combined or unitary Tax Return) with respect to all taxable periods of ARI and the Subsidiary beginning after the Closing Date and, to the extent provided in Section 8.6(b) hereof, all taxable periods that include, and end after, the Closing Date (other than, in each case, Taxes for which the Sellers are responsible pursuant to Section 8.6(a)(ii) hereof);

        (ii) Taxes for which sufficient current accruals have been made on the Balance Sheets; and

        (iii) Taxes incurred by ARI solely as a result of the purchase of the Subsidiary Shares by URI Sub on the Closing Date.

   (d) (i) The Sellers shall be responsible for causing to be filed all Tax Returns required to be filed by or on behalf of ARI and the Subsidiary and any of their operations and assets on or before the Closing Date (taking into account applicable extensions of time) and shall pay or cause to be paid any Taxes shown to be due thereon. The Sellers shall file all such Tax Returns in a manner consistent with past practices and, upon URI's request, shall provide copies of such Tax Returns to URI for URI's review and comment at least fifteen
(15) business days prior to filing. URI shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of ARI and the Subsidiary and any of their operations and/or assets after the Closing Date (taking into account applicable extensions of time) and shall pay or cause to be paid any Taxes shown to be due thereon.

        (ii) With respect to any Tax Return required to be filed by URI for a taxable period of ARI and/or the Subsidiary beginning on or before and ending on or after the Closing Date, URI shall provide the Representative with a statement setting forth the amount of Tax shown on such Tax Return for which the Sellers are responsible pursuant to Section 8.6(a) hereof or that are allocable to the Sellers pursuant to Section 8.6(b) hereof (as the case may be) (the "Statement") at least thirty (30) business days prior to the due date for filing of such Tax Return (including extensions). The Representative shall have the right to review such Tax Return and the Statement prior to the filing of such Tax Return. The Sellers and URI agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Return and such Statement and to mutually consent to the filing as promptly as possible of such Tax Return. If the parties are unable to resolve any disagreement within fifteen Business Days following the Representative's receipt of such Tax Return and Statement, the parties shall jointly request the Independent Firm to resolve any issue in dispute as promptly as possible and shall cooperate with the Independent Firm to resolve such disagreement. If the Independent Firm is unable to make a determination with respect to any disputed issue prior to the due date (including extensions) for the filing of the Tax Return in question, then URI may file such Tax Return on the due date (including extensions) therefor without such determination having been made. Notwithstanding the filing of such Tax Return, the Independent Firm shall make a determination with respect to any disputed issue, and the amount of Taxes that are allocated to the Sellers pursuant to this Section 8.6(d)(ii) shall be as determined by the Independent Firm. The fees and expenses of the Independent Firm shall be paid one-half by URI and one-half by the Sellers. Not later than five (5) Business Days before the due date (including extensions) for payment of Taxes with respect to such Tax Return or, in the case of a dispute, not later than five (5) Business Days after notice to the Representative of resolution thereof, the Sellers shall pay to URI an amount equal to the Taxes shown on the Statement or as shown in such notice, as the case may be, as being the responsibility of the Sellers pursuant to Section 8.6(a) hereof or allocable to the Sellers pursuant to Section 8.6(b) hereof (as the case may be). No payment pursuant to this Section 8.6(d)(ii) shall excuse the Sellers from their indemnification obligations pursuant to
Section 8.6(a) hereof should the amount of Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Returns and which are the responsibility of the Sellers, exceed the amount of the Sellers' payment under this Section 8.6(d)(ii).

        (iii) The Sellers may not file any amended Tax Returns or refund claims in respect of any taxable period of ARI or the Subsidiary ending on or prior to the Closing Date without the prior written consent of URI, such consent not to be unreasonably withheld.

        (iv) The Sellers shall cooperate fully with URI and make available to URI in a timely fashion such Tax data and other information as may be reasonably required for the preparation by URI of any Tax Returns required to be prepared and filed by URI hereunder. The Sellers and URI shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of ARI and/or the Subsidiary for all taxable periods of ARI and the Subsidiary ending on, prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that if a proceeding has been instituted for which
         --------  -------
the information, records or documents is required prior to the expiration of the applicable statute of limitations, such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

        (e) URI shall promptly notify the Representative in writing upon receipt by URI, ARI or the Subsidiary of notice of any Tax audits of or proposed assessments against ARI or the Subsidiary for taxable periods of ARI and the Subsidiary ending on or prior to the Closing Date; provided, however, that the
                                                   --------  -------
failure of URI to give the Sellers prompt notice as required herein shall not relieve the Sellers of any of their obligations under this Section 8.6, except to the extent that the Sellers are actually and materially prejudiced thereby. URI shall have the right to represent ARI's and the Subsidiary's interests in any such Tax audit or administrative or court proceeding and to employ counsel of its choice at URI's expense; provided, however, that URI may not agree to a
                                --------  -------
settlement or compromise thereof without the prior consent of the Representative, which consent will not be unreasonably withheld. The Sellers and their counsel may participate (at the Sellers' expense) in any such audit or proceeding. The Sellers agree that they will cooperate fully with URI and its counsel in the defense against or compromise of any claim in any said audit or proceeding.

        (f) Any dispute as to any matter covered hereby shall be resolved by an independent accounting firm mutually acceptable to the Representative and URI. The fees and expenses of such accounting firm shall be borne equally by the parties.

        (g) The parties hereto agree to furnish or cause to be furnished to each other, at their own expense, such information, access to books and records, and assistance, including making employees available during regular business hours on a mutually convenient basis, as may reasonably be necessary for the preparation and filing of any Tax Return contemplated by this Section 8.6.

   8.7  Tax Treatment of Indemnity Payments.  The Sellers and URI agree to treat
        -----------------------------------
any indemnity payment made pursuant to this Article VIII as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.


                                   ARTICLE IX
                                 MISCELLANEOUS

   9.1  Rules of Construction; Certain Definitions.  (a) As used in this
        ------------------------------------------
Agreement, the words "herein," "hereof," "hereto" and "hereunder" and other
                      ------    ------    ------       ---------
words of similar import refer to this Agreement as a whole, including the Schedules hereto, and not to any subdivision contained in this Agreement. The word "including" when used herein is not intended to be exclusive and means
      ---------
"including, without limitation." Statements, representations or warranties made
 -----------------------------
to a Person's "knowledge" mean such Person's knowledge after diligent inquiry of
               ---------
appropriate Persons and sources using prudent business standards.

        (b) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1(b):

        "Affiliate"  means, with respect to any Person, any other Person
         ---------
controlling, controlled by or under common control with such Person.

        "Assets" means all of Reinhart Leasing's right, title and interest in
         ------
and to all assets (other than cash), properties and rights of Reinhart Leasing of every kind and description, wherever located, whether tangible or intangible, including the following: (a) all equipment, vehicles, tools, spare parts, machinery, computers, furnishings, furniture, office supplies or other equipment used in the operation of Reinhart Leasing's business (in each case, including all accessories, supplies, operating manuals and other documentation with respect thereto) and all of Reinhart Leasing's interests in the leases of the equipment described in this clause (a) and all other fixed assets that are located at Reinhart Leasing's facilities or otherwise used in its business; (b) all inventories of parts, supplies, fuels, chemicals, solvents, components, labels, stationary, forms, packing materials and other goods and personal property used in Reinhart Leasing's business; (c) all Contracts of Reinhart Leasing and all rights of Reinhart Leasing thereunder, and all rights of Reinhart Leasing under any non-disclosure, confidentiality or non-competition Contracts relating to Reinhart Leasing's business; (d) all rights of Reinhart Leasing under or pursuant to all warranties, representations or guarantees made by suppliers, manufacturers and contractors in connection with products or services of, or used in, Reinhart Leasing's business, or otherwise affecting Reinhart Leasing's equipment, assets or inventory; (e) all customer and vendor lists relating to Reinhart Leasing's business, all files or documents relating to customers and vendors of Reinhart Leasing's business, and all financial records, files, books or documents otherwise relating to the Assets and the Assumed Obligations, including computer programs, manuals, sales and advertising materials, billing records, and sales, distribution and purchase correspondence;
(f) all intellectual property rights of Reinhart Leasing and all of Reinhart Leasing's rights under all intellectual property license arrangements and all documentation relating thereto in whatever media it is embodied, other than the name "Reinhart Leasing"; (g) all computer software owned by Reinhart Leasing or used by Reinhart Leasing in connection with its business, and all documentation and specifications relating thereto; (h) all Permits and licenses issued by any governmental authority held or used by Reinhart Leasing in connection with its business; (i) all prepaid deposits, expenses or charges of Reinhart Leasing's business; (j) all claims, choses of action and rights relating to the Assets and the Assumed Obligations, and all insurance proceeds, judgements or settlements with respect to the Assets and the Assumed Obligations; and (k) the current telephone numbers and telephone listings of Reinhart Leasing's business.

        "Balance Sheets" has the meaning ascribed to such term in Section 4.8.
         --------------

        "Business Day" means any day of the year on which national banking
         ------------
institutions in New York are open to the public for conducting business and are not required or authorized to close.

        "Closing" and "Closing Date" have the respective meanings ascribed in
         -------       ------------
Article III hereof.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.
         ----

        "Company Property" shall have the meaning ascribed to such term in
         ----------------
Section 4.12 hereof.

        "Contract" means any contract, agreement, indenture, note, bond, loan,
         --------
instrument, lease, commitment or other arrangement.

        "Environmental Law" means any foreign, federal, state or local Law or
         -----------------
rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
(S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.
         -- ----
(S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S)
         -- ----
6901 et seq.), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Clean Air
     -- ----                                           -- ----
Act (42 U.S.C. (S) 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. (S)
                        -- ----
2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
     -- ----
(S) 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S) 651
        -- ----
et seq.), and the regulations promulgated pursuant thereto.
-- ----

        "Equipment" has the meaning ascribed to such term in Section 2.2(b).
         ---------

        "GAAP" means generally accepted accounting principles in the United
         ----
States as of the date hereof.

        "Governmental Body" means any government or governmental or regulatory
         -----------------
body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

        "Hazardous Material" means any substance, material or waste which is
         ------------------
regulated by the United States, foreign jurisdictions in which ARI, the Subsidiary or Reinhart Leasing conducts business, or any state or local governmental authority, including petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
         -------
1976, as amended.

        "Independent Firm" shall mean Deloitte & Touche LLP.
         ----------------

        "JLR" means Jerry L. Reinhart, an individual and one of the
         ---
Stockholders.

        "Law" means any federal, state, local or foreign law (including common
         ---
law), statute, code, ordinance, rule, regulation or other requirement.

        "Leases" shall mean the real property leases with Affiliates of the
         ------
Sellers, and the assignments of rights to, and landlord estoppel certificates with respect to, real property leases with third-parties, in each case, to be entered into on the Closing Date relating to each of the Company Properties.

        "Legal Proceeding" means any judicial, administrative or arbitral
         ----------------
actions, suits, proceedings (public or private), claims or governmental proceedings.

        "Lien" means any lien, pledge, mortgage, encumbrance, deed or trust,
         ----
security interest, claim, lease, charge, option, right of first refusal, easement, transfer restriction under any Contract or any other restriction or limitation whatsoever.

        "Losses" shall mean, collectively, with respect to any Person, any and
         ------
all losses, liabilities, obligations, damages, costs and expenses, and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements incident to any such loss, liability, obligation, damage, cost or expense, in each case, incurred or suffered by such Person; provided
                                                                    --------
that a Person shall be deemed not to have suffered or incurred a Loss to the extent that such Person has (i) recovered insurance proceeds or has otherwise been reimbursed by another Person or (ii) received an actual Tax benefit which offsets an otherwise required Tax liability, in respect of the same.

        "Material Adverse Change" means any material adverse change in the
         -----------------------
business, assets, properties, results of operations, prospects, condition (financial or otherwise) of ARI, the Subsidiary or Reinhart Leasing.

        "Non-Competition Agreements" has the meaning ascribed to such term in
         --------------------------
Section 7.3.

        "Order" means any order, injunction, judgment, decree, ruling, writ,
         -----
assessment or arbitration award.

        "Permits" means any approvals, authorizations, consents, licenses,
         -------
permits or certificates of any type.

        "Permitted Exceptions" means (i) all defects, exceptions, restrictions,
         --------------------
easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to URI; (ii) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the owner or user thereof; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and
(v) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any Company Property or other assets subject thereto or affected thereby.

        "Person" means any individual, corporation, limited liability company,
         ------
part nership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

        "Purchaser Documents" shall mean, collectively, this Agreement, the
         -------------------
Assumption Agreement, the Escrow Agreement and the Warrant.

        "Release" means any release, spill, emission, leaking, pumping,
         -------
injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

        "Remedial Action" means all actions to (i) clean up, remove, treat or in
         ---------------
any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care.

        "Representative" has the meaning ascribed to such term in Section 9.14.
         --------------

        "Retained Liabilities" means all obligations and liabilities (known or
         --------------------
unknown, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, or otherwise) relating to, arising out of or accruing from the operation of Reinhart Leasing's business, including any and all obligations of Reinhart Leasing for performance under Contracts (other than the Assumed Obligations), any and all Taxes with respect to the ownership, use or leasing of any of the assets or the operations of Reinhart Leasing on or prior to the Closing Date, any liabilities under any Environmental Law, and any liabilities with respect to any Employee Benefit Plan or Pension Plan.

        "Securities Act" means the Securities Act of 1933, as amended.
         --------------

        "Seller Documents" shall mean, collectively, this Agreement, the Bill of
         ----------------
Sale, the Escrow Agreement, the Employment, Consulting and Non-Competition Agreements referred to in Section 7.3 and the Leases.

        "Taxes" means (i) all federal, state, local or foreign taxes, charges,
         -----
fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inven tory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

        "Tax Return" means all returns, declarations, reports, estimates,
         ----------
information returns and statements required to be filed in respect of any Taxes.

        "URI Common Stock" means the common stock, par value $.01 per share, of
         ----------------
URI.

        "Warrant" has the meaning ascribed to such term in Section 2.1(b).
         -------

   9.2  Payment of Sales, Use, Transfer or Similar Taxes.  All sales, use,
        ------------------------------------------------
transfer, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

   9.3  Bulk Sales Laws.  The parties hereby waive compliance by Reinhart
        ---------------
Leasing with the requirements of Article 6 of the Uniform Commercial Code as in effect in applicable jurisdictions and any other "bulk sales" Laws applicable to the transfers contemplated by this Agreement, and the Sellers hereby covenant and agree to indemnify URI and hold URI harmless from any costs or liabilities resulting from such non-compliance.

   9.4  Expenses.  Except as otherwise provided in this Agreement, the Sellers
        --------
and URI shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; provided that ARI may pay any such
                                              --------
expenses to the extent such expenses are reflected as a current liability on the Net Current Position statement referred to in Section 2.2(d) hereof.

   9.5  Specific Performance.  The Sellers acknowledge and agree that the breach
        --------------------
of this Agreement would cause irreparable damage to URI and that URI will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including the Sellers' obligation to sell the Shares and the Assets to URI, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

   9.6  Further Assurances.  The Sellers and URI agree to execute and deliver
        ------------------
such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

   9.7  Entire Agreement; Amendments and Waivers.  This Agreement (including the
        ----------------------------------------
schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

   9.8  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
        -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

   9.9  Section Headings.  The captions and section headings of this Agreement
        ----------------
are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

   9.10  Notices.  All notices and other communications under this Agreement
         -------
shall be in writing and shall be deemed given when delivered personally or by facsimile transmission (with record of successful transmission/answerback received), the Business Day following being sent by reputable next day delivery service or three Business Days after being mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

   If to any Seller or the Representative, to:

        Mr. Jerry L. Reinhart
        417 Garden Drive
        Batavia, New York 14020

   With a copy (which shall not constitute notice) to:

        Ferguson & Saunders, LLP
        3950 One Atlantic Center
        1201 West Peachtree Street, N.W.
        Atlanta, Georgia 30309
        Attn: Kevin J. Saunders, Esq.
        Facsimile: (404) 876-4010

   If to URI or URI Sub, to:

        United Rentals, Inc.
        Four Greenwich Office Park
        Greenwich, Connecticut 06830
        Attn: Mr. John N. Milne
        Facsimile: (203) 622-6080

   With a copy (which shall not constitute notice) to:

        Oscar D. Folger, Esq.  -and-   Weil, Gotshal & Manges LLP
        521 Fifth Avenue               767 Fifth Avenue
        New York, New York 10175       New York, New York 10153
        Facsimile: (212) 697-5970      Attn: Stephen M. Besen, Esq.
                                       Facsimile: (212) 310-8007

   9.11  Severability.  If any provision of this Agreement is invalid or
         ------------
unenforceable, the balance of this Agreement shall remain in effect.

   9.12  Binding Effect; Assignment.  This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or URI (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that URI may assign this Agreement and any or all
         --------  -------
rights or obligations hereunder (including rights to purchase the Shares and the Assets and rights to seek indemnification hereunder) to any Affiliate of URI, and upon any such permitted assignment, the references in this Agreement to URI, as the case may be, shall also apply to any such assignee unless the context otherwise requires.

   9.13 No Third Party Beneficiaries.  Except as expressly set forth in this
        ----------------------------
Agreement, nothing herein, express or implied, is intended to or shall confer upon any Person (including any employees of ARI, the Subsidiary or Reinhart Leasing), other than the parties hereto and the Persons described in Section 8.1 hereof, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   9.14 Sellers' Representative.  JLR is hereby designated as the representative
        -----------------------
(the "Representative") to act for and represent the Sellers with respect to all matters arising out of Article II and Article VIII hereof, all matters relating to the Escrow Agreement, and in those other matters with respect to which this Agreement specifies that the Representative shall so act, as well as matters which require notice to be given to the Sellers under this Agreement. Each of the Sellers hereby appoints the Representative as such Seller's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including, without limitation, the full power and authority on such Seller's behalf (i) to consummate the transactions contemplated by this Agreement, (ii) to disburse any funds received hereunder to the Sellers, (iii) to execute and deliver on behalf of each Seller any amendment or waiver under this Agreement or the Escrow Agreement, and to agree to resolution of all purchase price adjustments and Claims hereunder and thereunder, and (iv) to do each and every act and exercise any and all rights which such Seller or Sellers are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith.


                            [signature pages follow]

    IN WITNESS WHEREOF, the parties hereto have, as appropriate, executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                  URI:

                            UNITED RENTALS, INC.

                            By: /s/ John N. Milne
                               ----------------------------------
                            Name:   John N. Milne
                            Title:  Vice Chairman and
                                    Chief Acquisition Officer

                  URI SUB:

                            UNITED RENTALS OF CANADA, INC.

                            By: /s/ John N. Milne
                               ----------------------------------
                            Name:   John N. Milne
                            Title:


                  REINHART LEASING:

                            REINHART LEASING; LLC

                            By: /s/ Jerry L. Reinhart
                               ----------------------------------
                            Name:  Jerry L. Reinhart
                            Title: Managing Member

                  ARI:

                            ACCESS RENTALS, INC.

                            By: /s/ Jerry L. Reinhart
                               ----------------------------------
                            Name:  Jerry L. Reinhart
                            Title: President

                  THE STOCKHOLDERS:


                            /s/ Jerry L. Reinhart
                            -------------------------------------
                            Jerry L. Reinhart

                            JERRY L. REINHART CHARITABLE
                            REMAINDER UNITRUST

                            By: /s/ Paul J. Battaglia
                               ----------------------------------
                            Name:   Paul J. Battaglia
                            Title:  Trustee


                            JERRY L. REINHART 1997 TRUST FOR
                            THE BENEFIT OF JERRY R. REINHART

                            By: /s/ Paul J. Battaglia
                               ----------------------------------
                            Name:   Paul J. Battaglia
                            Title:  Trustee


                            JERRY L. REINHART 1997 TRUST FOR
                            THE BENEFIT OF ANGELINA REINHART

                            By: /s/ Paul J. Battaglia
                               ----------------------------------
                            Name:   Paul J. Battaglia
                            Title:  Trustee


                            JERRY L. REINHART 1997 TRUST FOR
                            THE BENEFIT OF JASON REINHART

                            By: /s/ Paul J. Battaglia
                               ----------------------------------
                            Name:   Paul J. Battaglia
                            Title:  Trustee


                            JERRY L. REINHART 1997 TRUST FOR
                            THE BENEFIT OF JENNIFER REINHART

                            By: /s/ Paul J. Battaglia
                               ----------------------------------
                            Name:   Paul J. Battaglia
                            Title:  Trustee

                                  Schedule 5.3
                                  ------------


     Consent of Bank of America National Trust and Savings Association, as agent, under URI's Credit Agreement